                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Percent of
                                                                   Voting
                                                                 Securities
                                      Jurisdiction of             Owned by
Subsidiary                            Incorporation              the Company
----------                            -------------              -----------
Fulton Industries, Inc.               Pennsylvania                  100%

Fulton International Foreign
Sales Corporation                     Barbados                      100%

Fulton International, Inc.            Delaware                      100%

Gradall Industries, Inc.              Delaware                      100%

JLG Industries (Propriety) Limited    South Africa                  100%

JLG Equipment Services, Inc.          Pennsylvania                  100%

JLG Industries, GmbH                  Germany                       100%

JLG Manufacturing, LLC                Pennsylvania                  100%

JLG Premier Limited                   United Kingdom                100%

JLG Properties Australia Limited      Australia                     100%

Litra Handelsgesellschaft, mbH        Germany                       100%

OPR Holdings B.V.                     Netherlands                   100%

The Gradall Company                   Ohio                          100%

The Gradall Orrville Company          Ohio                          100%

The financial statements of the above listed subsidiaries are included in the Company's Consolidated Financial Statements incorporated herein by reference.